UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA		02062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

The special charges that Analog Devices, Inc. (the “Company”) expects to take in connection with the corporate actions discussed in Item 8.01 below are expected to negatively impact the GAAP earnings per share guidance previously provided by the Company for the first quarter of fiscal 2018 in the range of $0.15 to $0.17 per share, but are expected to have no impact on the Company’s non-GAAP earnings per share guidance for the same period.

The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

As part of its continuous efforts to improve operational and investment efficiencies, the Company has announced plans to consolidate certain wafer and test facility operations acquired as part of its acquisition of Linear Technology Corporation (“Linear”). Over the next three to five years, the Company plans to close its Hillview wafer fab located in Milpitas, California and its Singapore test facility. In order to ensure continuity of supply for its customers, the Company intends to transfer Hillview wafer fab production to its other internal facilities (located in Camas, Washington; Wilmington, Massachusetts; and Limerick, Ireland) and to external foundries. In addition, the Company is planning to transition testing operations currently handled in its Singapore facility to its facilities in Penang, Malaysia and the Philippines, in addition to our outsourced assembly and test (OSAT) partners. The Company intends to retain its employees in the Hillview and Singapore facilities through the transition.

The Company expects to take a special charge in the range of $55 to $65 million in the first quarter of fiscal 2018, primarily relating to employee-related severance costs associated with the Hillview and Singapore actions. When completed, these cost reductions will contribute significantly to the additional $100 million of cost synergies the Company announced in June 2017 at its Analyst Day. The Company continues to make good progress realizing its original $150 million of planned cost synergies and is on target to achieve these synergies as planned by the end of fiscal 2018.

Forward-Looking Statements

The information included in this Form 8-K contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding the expected first quarter of fiscal 2018 special charges, the Company’s plans to consolidate wafer and test operations, the expected cost savings, benefits and synergies from such consolidations and the Company’s earnings per share guidance for the first quarter of fiscal 2018. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, higher than expected or unexpected costs associated with or relating to the integration of Linear Technology Corporation (“Linear”) and the consolidation of the wafer and test operations; the risk that expected benefits, synergies and growth prospects of the acquisition of Linear may not be fully achieved in a timely manner, or at all; the risk that Linear’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the consolidation may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018	ANALOG DEVICES, INC.

	By:	/s/ Prashanth Mahendra-Rajah
Prashanth Mahendra-Rajah
Senior Vice President, Finance and Chief Financial Officer